--------------------------------------------------------------------------------
                               MARKETING MATERIALS
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                       FOR
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                            AXIA FEDERAL SAVINGS BANK
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                               AVENEL, NEW JERSEY
--------------------------------------------------------------------------------












--------------------------------------------------------------------------------
DRAFT DATED 3/11/98
--------------------------------------------------------------------------------

                            AXIA FEDERAL SAVINGS BANK


                                TABLE OF CONTENTS


CORRESPONDENCE

Letter to Eligible Account Holders
Letter to Closed Accounts
Letter to Potential Investors (Non-Customers)
"Blue Sky" Member Letter
Ryan, Beck "Broker Dealer" Letter
Proxygram
Stock Order Form Acknowledgment
Stock Certificate Mailing Letter
Invitation {Optional}

ADVERTISEMENTS

Lobby Poster
Tombstone Advertisement
Community Meeting Advertisement {Optional}

PRESS RELEASES

Press Release for Approval of Sale
Press Release, Offering Completed

BROCHURES

Q&A
Folder

FORMS

Stock Order Form

LETTER TO ELIGIBLE ACCOUNT HOLDERS
[Axia Federal Savings Bank Letterhead]


May      , 1998

Dear Depositor:

I am pleased to inform you that the directors of Axia Federal Savings Bank have unanimously approved a Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, Axia Federal Savings Bank will convert to a stock savings bank and form a federally-chartered stock holding company, Axia Bancorp, Inc. (the "Holding Company"), which will own 100% of the outstanding common stock of the converted Axia Federal Savings Bank.

The Plan will permit the Holding Company to issue capital stock that is a source of capital not available to mutual savings institutions. The new mutual holding company structure will enable Axia Federal Savings Bank to continue to be an independent financial institution.

The Holding Company is offering between 1,178,525 and 1,833,646 shares of common stock at $10.00 per share to certain of its customers and to members of the public. The shares of stock sold to investors will represent a minority interest in Axia Bancorp, Inc. The newly-formed mutual holding company, Axia Bancorp, MHC, will own the remainder of the outstanding shares.

The Plan is subject to a favorable vote of our members. Our officers and directors urge you to vote "FOR" the Plan. Enclosed you will find a Proxy Statement describing the Plan, Proxy Card(s) and a reply envelope. Please vote and sign the Proxy Card(s), then mail it in the enclosed reply envelope or bring your card(s) into any of our offices. In order to ensure that your vote will be counted, we must receive your proxy card(s) by 10:00 a.m., New Jersey time, on , 1998.

We have also enclosed a Prospectus, Stock Order Form, reply envelope and Questions & Answers Brochure. We urge you to read the Prospectus carefully before submitting your Stock Order Form. If you are interested in purchasing shares, you may do so during the Offering without paying a commission or fee. Your completed Stock Order Form, along with payment or authorization to withdraw funds from your deposit account(s) at Axia Federal Savings Bank, must be received by us by 10:00 a.m., New Jersey time, on , 1998.

LETTER TO ELIGIBLE ACCOUNT HOLDERS
Page 2


Interest will be paid on all funds received by Axia Federal Savings Bank at its rate of interest on passbook savings accounts, or at the account contract rate with respect to withdrawals from existing accounts. You may purchase the common stock through a withdrawal from your savings or certificate account without the customary early withdrawal penalty.

Please call the Stock Information Center early in the Offering period if you intend to utilize IRA or other tax-qualified funds to purchase the common stock. Additional processing time is required as the common stock must be purchased through a self-directed IRA held with an outside trustee. Please note that Axia Federal Savings Bank IRAs are not self-directed.

Please remember:

     YOUR SAVINGS ACCOUNTS, CERTIFICATES OF DEPOSIT AND CHECKING ACCOUNTS AT AXIA FEDERAL SAVINGS BANK WILL CONTINUE TO BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION UP TO APPLICABLE LIMITS.

     THERE WILL BE NO CHANGE IN THE TERMS OF YOUR ACCOUNTS OR LOANS.

     CUSTOMERS WILL ENJOY THE SAME SERVICES WITH THE SAME STAFF.

     YOUR VOTE IN FAVOR OF THE PLAN DOES NOT OBLIGATE YOU TO BUY COMMON STOCK.

     DEPOSITORS OF AXIA FEDERAL SAVINGS BANK MAY BUY COMMON STOCK BEFORE IT IS SOLD TO THE GENERAL PUBLIC.

If you have any questions, please call the Stock Information Center at (732) XXX-XXXX, 9:00 a.m. to 4:00 p.m., Monday through Friday.

We hope that you will take advantage of this opportunity to join us as stockholders of Axia Bancorp, Inc.

Sincerely,



John R. Bowen
Chairman, President and Chief Executive Officer

LETTER TO ELIGIBLE ACCOUNT HOLDERS
Page 3


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------
                            Stock Information Center
                             Address to be provided
                                 (732) XXX-XXXXX

LETTER TO DEPOSITORS NOT ELIGIBLE TO VOTE (CLOSED ACCOUNTS)
[Axia Federal Savings Bank Letterhead]


May     , 1998


Dear Sir/Madam:

I am pleased to inform you that the directors of Axia Federal Savings Bank have unanimously approved a Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, Axia Federal Savings Bank will convert to a stock savings association and form a federally-chartered stock holding company, Axia Bancorp, Inc. (the "Holding Company"), which will own 100% of the outstanding common stock of the converted Axia Federal Savings Bank.

The Plan will permit the Holding Company to issue capital stock that is a source of capital not available to mutual savings institutions. The new mutual holding company structure will enable Axia Federal Savings Bank to continue to be an independent financial institution.

The Holding Company is offering between 1,178,525 and 1,833,646 shares of common stock at $10.00 per share to certain of its customers and to members of the public. The shares of stock sold to investors will represent a minority interest in Axia Bancorp, Inc. The newly-formed mutual holding company, Axia Bancorp Axia Bancorp, MHC, will own the remainder of the outstanding shares of common stock.


     AS A DEPOSITOR OF AXIA FEDERAL SAVINGS BANK AS OF SEPTEMBER 30, 1996 OR MARCH 31, 1998, YOU HAVE PRIORITY TO BUY COMMON STOCK BEFORE IT IS SOLD TO THE GENERAL PUBLIC.

We have enclosed a Prospectus, Stock Order Form, reply envelope and Questions and Answers Brochure. If you are interested in purchasing shares, you may do so during the Offering without paying a commission or fee. We urge you to read the Prospectus carefully before submitting your Stock Order Form. Your completed Stock Order Form, along with payment must be received by Axia Federal Savings Bank by 10:00 a.m., New Jersey time, on , 1998.

Interest will be paid by Axia Federal Savings Bank at its passbook savings account rate on all funds received until the Offering is completed.

If you have any questions, please call the Stock Information Center at (732) XXX-XXXX, 9:00 a.m. to 4:00 p.m., Monday through Friday.

LETTER TO DEPOSITORS NOT ELIGIBLE TO VOTE  (CLOSED ACCOUNTS)
Page 2


We hope that you will take advantage of this opportunity to join us as stockholders of Axia Bancorp, Inc.


Sincerely,




John R. Bowen
Chairman, President and Chief Executive Officer




THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


--------------------------------------------------------------------------------

                            Stock Information Center
                             Address to be provided
                                 (732) XXX-XXXX

POTENTIAL INVESTOR LETTER (Non-Customers)
[Axia Federal Savings Bank Letterhead]


May    , 1998


Dear Potential Investor:

I am pleased to inform you that the directors of Axia Federal Savings Bank have unanimously approved a Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, Axia Federal Savings Bank will convert to a stock savings association and form a federally-chartered stock holding company, Axia Bancorp, Inc. (the "Holding Company"), which will own 100% of the outstanding common stock of the converted Axia Federal Savings Bank.

The Plan will permit the Holding Company to issue capital stock that is a source of capital not available to mutual savings institutions. The new mutual holding company structure will enable Axia Federal Savings Bank to continue to be an independent institution.

The Holding Company is offering between 1,178,525 and 1,833,646 shares of common stock at $10.00 per share to certain of its customers and to members of the public. The shares of stock sold to investors will represent a minority interest in Axia Bancorp, Inc. The newly-formed mutual holding company, Axia Bancorp, MHC, will own the remainder of the outstanding shares.

We have enclosed a Prospectus, Stock Order Form and Questions and Answers Brochure. If you are interested in purchasing shares, you may do so during the Offering without paying a commission or fee. We urge you to read the Prospectus carefully before submitting your Stock Order Form. To order, your completed Stock Order Form, along with payment must be received by Axia Federal Savings Bank by 10:00 a.m., New Jersey time, on , 1998.

Interest will be paid by Axia Federal Savings Bank at its passbook savings account rate on all funds received until the Offering is completed.

If you have any questions, please call our Stock Information Center at (732) XXX-XXXX, 9:00 a.m. to 4:00 p.m., Monday through Friday.

We hope that you will take advantage of this opportunity to join us as stockholders of Axia Bancorp, Inc.

POTENTIAL INVESTOR LETTER (Non-Customers)
Page 2


Sincerely,



John R. Bowen
Chairman, President and Chief Executive Officer





THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                            Stock Information Center
                             Address to be provided
                                 (732) XXX-XXXX

"BLUE SKY" MEMBER LETTER
[Axia Federal Savings Bank Letterhead]


May     , 1998


Dear  Member:

I am pleased to inform you that the directors of Axia Federal Savings Bank have unanimously approved a Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, Axia Federal Savings Bank will convert to a stock savings association and form a federally-chartered stock holding company, Axia Bancorp, Inc. (the "Holding Company"), which will own 100% of the outstanding common stock of the converted Axia Federal Savings Bank. As part of the Plan, shares of common stock that will be sold to investors represent a minority interest in Axia Bancorp, Inc. The newly-formed mutual holding company, Axia Bancorp, MHC, will own the remainder of the outstanding shares.

The Plan is subject to a favorable vote of our members. Our officers and directors urge you to vote "FOR" the Plan. Enclosed you will find a Proxy Statement describing the Plan, Proxy Card(s) and a reply envelope. Please vote and sign the Proxy Card(s), then mail it in the enclosed reply envelope. In order to ensure that your vote will be counted, we must receive your proxy card(s) by :00 .m., New Jersey time, on , 1998.

The Board of Directors of Axia Federal Savings Bank believes that the mutual holding company formation and related stock offering are in the best interest of its customers and the communities it serves. Please remember:

     THERE WILL BE NO CHANGE IN YOUR DEPOSIT ACCOUNTS OR LOANS. YOUR DEPOSIT ACCOUNTS AT AXIA FEDERAL SAVINGS BANK WILL CONTINUE TO BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION UP TO APPLICABLE LIMITS.

Although you may vote on the Plan, unfortunately, Axia Bancorp, Inc. is unable to offer or sell its common stock to you because the small number of depositors in your state makes registration or qualification of the common stock under your state securities laws impractical.

"BLUE SKY"  MEMBER LETTER
Page 2


If you have any questions about your voting rights or the Plan, please call the Stock Information Center at (732) XXX-XXXX, 9:00 a.m. to 4:00 p.m., Monday through Friday.


Sincerely,



John R. Bowen
Chairman, President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                            Stock Information Center
                             Address to be provided
                                 (732) XXX-XXXX

RYAN, BECK "BROKER DEALER" LETTER
[Ryan, Beck Letterhead]


May   , 1998



Dear Sir/Madam:

At the request of Axia Federal Savings Bank and Axia Bancorp, Inc., we are enclosing materials regarding its stock offering. The materials include a Prospectus, Stock Order Form and Questions and Answers Brochure describing the Axia Federal Savings Bank mutual holding company reorganization and the related offering of the Axia Bancorp, Inc. common stock. Ryan, Beck & Co., Inc. has been retained by Axia Federal Savings Bank as its selling agent in connection with the Offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,




[GRAPHIC OMITTED]


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.




-------------
This letter goes only in packages located in specified states.

PROXYGRAM
[Axia Federal Savings Bank Letterhead]


                                    PROXYGRAM


DEAR AXIA FEDERAL SAVINGS BANK MEMBER:

TIME IS RUNNING OUT TO VOTE ON THE PLAN OF REORGANIZATION!

YOU SHOULD HAVE RECENTLY RECEIVED A PROXY STATEMENT AND PROXY CARD(S). HOWEVER, WE HAVE NOT YET RECEIVED YOUR PROXY VOTE.

YOUR VOTE IS IMPORTANT TO US. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PLAN. PLEASE VOTE AND SIGN ALL OF THE ENCLOSED PROXY CARD(S) AND RETURN THEM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR DELIVER THEM TO ANY OF OUR OFFICES! VOTES WILL BE CAST ON , 1998.

VOTING ON THE PLAN DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR COMMON STOCK OFFERING.

IF YOU HAVE ANY QUESTIONS, OR WOULD LIKE TO RECEIVE ANOTHER COPY OF THE PROXY STATEMENT, PLEASE CALL THE STOCK INFORMATION CENTER AT (732) XXX-XXXX, 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY.

Sincerely,


John R. Bowen
Chairman, President and Chief Executive Officer


THIS PROXYGRAM IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

STOCK ORDER ACKNOWLEDGMENT LETTER
[Axia Federal Savings Bank Letterhead]


[Name]
[Social Security Number]

Dear Investor:

We are pleased to confirm the receipt of your order in the amount of $______ for the purchase of Axia Bancorp, Inc. Common Stock.

The Common Stock will be registered in the name(s) shown above. Please verify the Social Security number and the spelling and accuracy of your name and address. If this information is incorrect, please contact our conversion agent, Chase/Mellon Shareholder Services at (800) 526-0801.

Please note this acknowledgment does not represent the total number of shares that you may receive. The actual purchase will be determined by the total number of orders received. The allocation process is described in more detail in the Prospectus.

We appreciate your confidence in our future and look forward to having you as a stockholder.



------------
Printed and mailed by conversion agent. (The contact name/phone is at conversion agent's office.)

STOCK CERTIFICATE MAILING LETTER


__________, 1998


Dear Stockholder:


On behalf of the Board of Directors of Axia Bancorp, Inc. I would like to welcome you as a shareholder. A total of ________ shares were issued; of these, _____ were purchased by investors at $10.00 per share. Our mutual holding company, Axia Bancorp, MHC, owns the balance of the outstanding shares.

Your stock certificate is enclosed. Please review it to make sure the registration and number of shares are correct. If you find an error or have questions about your certificate, please call or write our Transfer Agent:

                         [NAME & ADDRESS TO BE PROVIDED]

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you should change your address, please notify the Transfer Agent immediately so you will continue to receive all Axia Bancorp, Inc. stockholder communications.

If you paid for your shares by check, please find enclosed a check representing the interest which accrued on the amount of your check between the date of receipt and the close of the Offering. However, if we were not able to fully fill your order, this check also represents a refund of the amount of your subscription that we were unable to fill.

If you paid for your shares by authorizing withdrawal from an Axia Federal Savings Bank deposit account, that withdrawal has now been made. If we were unable to fill your entire order, and you paid for your subscription in this manner, only the amount necessary to pay for your allotment was withdrawn from your account(s). Accrued interest earned during the Offering remains in your account.

The Board of Directors and management of Axia Federal Savings Bank thank you for your participation in our Offering.

Sincerely,


John R. Bowen
Chairman, President and Chief Executive Officer

                             INVITATION (Optional)



                              An Opportunity . . .

                            YOU ARE CORDIALLY INVITED

                  To a Community Investor Meeting and Reception

                         to learn about the formation of

                                Axia Bancorp, MHC

                    and the related Common Stock offering of

                               Axia Bancorp, Inc.

                                ___________, 1998

                                       or

                                ___________, 1998
                                    7:00 p.m.
                               LOCATIONS TO FOLLOW
                            Light Refreshments Served


Senior executives of Axia Federal Savings Bank will present information and answer your questions about Axia Federal Savings Bank's Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and related Stock Offering. You'll also be presented with information about Axia Federal Savings Bank's business focus and results of operations.

                               SEATING IS LIMITED
                     Please call and make your reservation.

                                 (732) XXX-XXXX
                            Stock Information Center

                                     [LOGO]

THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                  LOBBY POSTER



                        1,833,646 Shares of Common Stock


Axia Federal Savings Bank is conducting an offering of Common Stock.

If you have any questions, please call the Stock Information Center at (732) XXX-XXXX, from 9:00 a.m. to 4:00 p.m., Monday through Friday.


                                     [LOGO]


THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                       TOMBSTONE ADVERTISEMENT (Optional)



                            (Post-Community Meetings)

                                     [LOGO]

                               Axia Bancorp, Inc.
                              a Holding Company for
                            Axia Federal Savings Bank


                           UP TO _____________ SHARES
                                  Common Stock


                                $10.00 Per Share
                                (Purchase Price)


Shares may be purchased during the Offering, without payment of additional commissions or fees.

This Offering expires at 10:00 a.m., New Jersey time, on ________, 1998.

To receive a copy of the Prospectus, please call the Stock Information Center at
(732) XXX-XXXX, 9:00 a.m. to 4:00 p.m., Monday through Friday.


THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                   COMMUNITY MEETING ADVERTISEMENT (Optional)


Axia Federal Savings Bank is reorganizing from a mutual savings association to a mutual holding company. As part of its reorganization, Axia Bancorp, Inc. is offering up to shares of common stock at a subscription price of $10.00 per share. Purchasers will not be required to pay a commission or brokerage fee.

                                 YOU ARE INVITED
                 to a Community Investors Meeting and Reception to meet senior officers and Directors of the Axia Federal Savings Bank


In addition to hearing a discussion about the benefits of the mutual holding company structure and stock offering, you'll learn more about Axia Federal Savings Bank's business focus and results of operations.

                           Community Investors Meeting

                               ____________, 1998

                                       or
                               ____________, 1998

                                    7:00 p.m.

                                   [Location]

To receive a copy of the Prospectus, or to make a reservation to attend a meeting, please call our Stock Information Center at (732) XXX-XXXX.

                      Axia Federal Savings Bank     [LOGO]


THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                  PRESS RELEASE

     CONTACT: John R. Bowen, Chairman, President and Chief Executive Officer

                            TELEPHONE: (732) 499-7200

                              FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------

Avenel, New Jersey. May, 1998 -- Axia Federal Savings Bank has received conditional approval from regulatory authorities to begin an offering of common stock in connection with its mutual holding company reorganization as a subsidiary of Axia Bancorp, Inc. Shares of common stock of Axia Bancorp, Inc. are being offered to certain of its customers and to the public.

Axia Bancorp, Inc. is offering up to 1,833,646 shares of voting common stock at a purchase price of $10.00 per share, subject to adjustment. The offering will represent 47% of the total issued and outstanding shares of Axia Bancorp, Inc. Outstanding shares not issued in the Offering will be owned by Axia Bancorp, MHC, the newly-formed mutual holding company.

The best-efforts offering, which is being managed by Ryan, Beck & Co., Inc. is expected to conclude on ________, 1998.

Axia Savings' deposits are and will continue to be insured up to the applicable limits by the FDIC.

Further information, including details of the Offering, and business and financial information about Axia Federal Savings Bank are described in a prospectus, which is available upon request by calling the Stock Information Center at (732) XXX-XXXX.


THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                  PRESS RELEASE

     CONTACT: John R. Bowen, Chairman, President and Chief Executive Officer

                            TELEPHONE: (732) 499-7200

                              FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------

Avenel, New Jersey. , 1998. John R. Bowen , President & Chief Executive Officer of Axia Federal Savings Bank ("Axia Savings") announced today the completion of Axia Savings' reorganization and common stock offering. In connection with the stock offering by its holding company, Axia Bancorp, Inc., Axia Savings also formed a mutual holding company named Axia Bancorp, MHC Shares of voting common stock of Axia Bancorp, Inc. were sold to its eligible depositors and to the employee stock ownership plan at $10.00 per share. The ______ shares sold in the Offering represent a 47% minority interest in Axia Bancorp, Inc. The remaining outstanding shares of stock are owned by Axia Bancorp, MHC

Mr. Bowen expressed his appreciation to the more than individuals who have become stockholders of Axia Bancorp, Inc. Mr. Bowen was delighted by the support and confidence shown by Axia Savings' customers and local community.

Net proceeds of approximately $ million were realized in the Offering, which will add to Axia Savings' capital base and will support traditional investment and lending activities. Ryan, Beck & Co., Inc. served as financial advisor and selling agent with regard to the transaction. Ryan, Beck & Co. makes a market in Axia Bancorp's common stock which will start trading on , 1998 and be listed on the Nasdaq National Market under the symbol "AXIA".

                                  FOLDER COVER

                            Axia Federal Savings Bank






                                     [LOGO]

BROCHURE

Cover:

                                      Q & A
                             ABOUT THE FORMATION OF
                               AXIA BANCORP, INC.
                    AND THE RELATED OFFERING OF COMMON STOCK

                                     [LOGO]


Inside Cover:

The reorganization of Axia Federal Savings Bank into a mutual holding company, including the organization of Axia Bancorp, Inc. as a mid-tier stock holding company, and the related stock offering by Axia Financial Bancorp, Inc. are referred to herein as the "Transaction". References herein to Axia Savings include Axia Federal Savings Bank in its current mutual form or post-reorganization stock form as indicated by the context.

This pamphlet answers frequently asked questions about the Transaction and about your opportunity to invest inAxia Bancorp, Inc. Please read the enclosed Prospectus before making an investment decision. For a discussion of certain risk factors that should be considered by prospective investors, please see the "Risk Factors" section of the Prospectus.


                                 THE TRANSACTION

Q.   What is the Transaction?

A. Axia Federal Savings Bank ("Axia Savings" or the "Bank") is changing its legal form from a federally-chartered mutual (no stockholders) savings bank to a federally-chartered capital stock savings bank that will be a subsidiary ofAxia Bancorp, Inc. a federally-chartered stock holding company (the "Company"). In addition, the Bank will organize Axia Bancorp, MHC (the "Mutual Holding Company") which will own the majority of voting common stock of the Company. The Transaction concurrently involves the sale of 47% of the common stock of the Company (the "Offering") which will result in the public owning a minority interest in the Company. After consummation of the Transaction, Axia Savings will continue to provide its customers with traditional financial services.

Q.   Why is the Bank pursuing this Transaction?

A. The Board of Directors has determined that the Transaction is in the best interests of Axia Savings and its customers for a number of reasons including:

          The Offering gives customers (including directors, officers and employees) and community members an opportunity to have equity ownership in the Bank and the Company. Management believes that the Offering will provide purchasers of the common stock an opportunity to share in Axia Savings' future capital growth and potential earnings. There can be no assurances, however, as to Axia Savings' capital growth or future earnings.

          While Axia Savings currently exceeds all regulatory capital requirements, raising equity capital through the Offering permits the Bank to enlarge its capital base and will help the Bank take advantage of future business opportunities.

          The Transaction will convert the Bank to stock form which is the corporate form of organization used by commercial banks and most savings institutions.

Q. Will there be any changes in directors, officers or employees as a result of the Transaction?

A. No. The directors, officers and employees of Axia Savings will not change as a result of the Transaction. The management and employees of Axia Savings will continue in their current capacity and its directors and officers will serve as the initial directors and officers of the Company. The day-to-day activities of Axia Savings will not change as a result of the Transaction.

Q.   Will the Transaction affect deposit accounts or loan accounts?

A. No. The Transaction will not affect the amount, interest rate or withdrawal rights of deposit accounts, which will continue to be insured by the FDIC to the maximum legal limit. Likewise, the loan accounts and rights of borrowers will not be affected.

                                  VOTING RIGHTS

Q.   Who is eligible to vote on the Transaction?

A. Depositors of the Bank as of , 1998, the Voting Record Date, are eligible to vote. These members have been provided with a Proxy Statement describing the Transaction.

Q.   If I received Proxy Cards, am I required to vote on the Transaction?

A. No. However, the Board of Directors urges you to vote "FOR" the Plan and sign all of the Proxy Card(s) and either hand-deliver to any of our offices or use the enclosed reply envelope.

Q.   Why did I get several Proxy Cards?

A. If you have more than one account, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. Please complete, execute and submit all Proxy Cards received by you.

Q.   Am I required to purchase stock if I vote in favor of the Transaction?

A. No. To become a stockholder, you must submit a Stock Order Form and payment, as described below.

Q.   May I vote in person at the Special Meeting?

A. Yes. If you attend the Special Meeting, you may revoke your existing proxy, if any, and vote in person.

                                PURCHASING STOCK

Q.   Who may purchase the common stock?

A. The Bank's depositors and members of the general public may subscribe for the Company's common stock during the offering period. In the event, however, that more orders are received than common stock available, the common stock will be allocated on a priority basis to: (1) depositors of the Bank with aggregate deposits of $50 or more on September 30, 1996; (2) the Bank's Employee Stock Ownership Plan; (3) depositors of the Bank with aggregate deposits of $50 or more on March 31, 1998; (4) depositors of the Bank as of , 1998; and (5) members of the general public. Please note that you are not obligated to purchase stock.

Q.   How much common stock is being offered?

A. The Company is offering between 1,178,525 and 1,833,646 shares of common stock which represents a 47% minority ownership interest of the total common stock expected to be outstanding.

     The number of shares offered is based on an independent appraisal of the Company and the Bank, which determined that the estimated pro forma market value to be between $25.0 and $39.0 million as of __________, 1998. The final appraisal value will depend upon market and financial conditions at the time the Offering is consummated.

Q.   What is the price per share?

A. The Company is offering the shares at a purchase price of $10.00 per share. All purchasers, including the directors and officers, will pay the same price per share. No commission will be charged for stock purchased in the Offering.

Q.   How do I purchase common stock?

A. Complete the Stock Order Form and submit it to Axia Savings with payment by 10:00 a.m. local time, on _______, 1998. You may hand-deliver the Stock Order Form to any Axia Savings office, or you may use the enclosed Reply Envelope. Payment may be made by check or money order or by authorization of withdrawal from Axia Savings deposit accounts. (Note that any applicable penalty for early withdrawal will be waived for such withdrawals.)

Q.   Will I receive interest on funds I submit for stock purchases?

A. Yes. Funds received will be placed in a deposit account at Axia Savings and interest will be paid at the Bank's passbook account rate from the date payment is received until the Offering is completed. With respect to authorized account withdrawals, interest will continue to accrue at the account's contract rate until the Offering is completed.

Q. What is the minimum and maximum number of shares that I may purchase in the Offering?

A. The minimum purchase is 25 shares ($250). The maximum individual order in the Offering is 10,000 shares ($100,000) and no person, together with associates of and persons acting in concert with such person, may purchase more than 20,000 shares ($200,000).

Q.   Is the common stock insured by the FDIC?

A.   No. Stock cannot be insured by the FDIC or any other government agency.

Q.   May I obtain a loan from Axia Savings to pay for my shares?

A. No. Regulations do not allow Axia Savings to make loans for this purpose, but other financial institutions may be able to make such a loan.

Q.   Can I subscribe for shares using funds in my IRA at Axia Savings?

A. Applicable regulations do not allow for the purchase of common stock in an Axia Savings IRA. To utilize such funds to purchase common stock, you need to establish a self-directed account with an outside trustee. Please call the Stock Information Center if you wish to utilize your Axia Savings IRA, or any tax-qualified funds at other institutions to purchase common stock in the offering. IRA and tax-qualified procedures require additional processing time, so please contact us as soon as possible.

Q.   When does the Offering terminate?

A. The Offering will terminate at 10:00 a.m. New Jersey time, on ______, 1998, unless extended by the Bank.

Q. What will happen to my order if orders are received for more common stock than is available?

A. This is referred to as an over-subscription and shares will be allocated on a priority basis as disclosed in the Prospectus. (The order of priority is also provided previously.) There is no guarantee than an order will be able to be filled in its entirety. Of course, if we are not able to fill an order (either wholly or partly), funds remitted which are not used toward the purchase of stock will be refunded with interest. If payment for the stock is made by authorization to withdraw the funds from an Axia Savings account, those funds not used to purchase common stock will remain in that account along with accrued interest.

Q.   When will I receive my stock certificate?

A. Stock certificates will be mailed as soon as practicable after the Offering is completed. Please be aware that you may not be able to sell the shares you purchased until you have received a stock certificate.

Q.   How may I purchase or sell shares in the future?

A. You may purchase or sell shares through a stockbroker. The Company anticipates that following the offering the common stock will be listed on the Nasdaq National Market System under the symbol "AXIA". There can be no assurance, however, that an active and liquid market for the common stock will develop.

                                   QUESTIONS?

     PLEASE CALL THE STOCK INFORMATION CENTER AT (732) XXX-XXXX FROM 9:00 AM TO 4:00 PM, MONDAY THROUGH FRIDAY.

This brochure is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.